UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 16, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with its review of executive compensatory arrangements due to recently adopted rules under Section 409A of the Internal Revenue Code (the “Code”) and a private letter ruling under Section 162(m) of the Code, the Compensation, Human Resources & Management Succession Committee of the Board of Directors of Equifax Inc. (the “Company”) approved the following actions to clarify and conform the terms of certain employment and change in control agreements with the Company’s senior executives:  (i) amendments to the employment agreements between the Company and Richard F. Smith, Chairman and Chief Executive Officer, and between the Company’s TALX subsidiary and William W. Canfield, President, TALX; and (ii) approval of a new form of change in control agreement (the “New CIC Agreement”) with Company senior executive officers (other than Messrs. Smith and Canfield, who have change in control provisions in their respective employment agreements).

The New CIC Agreement will supersede and replace existing change-in-control agreements between the Company and Lee Adrean, Kent E. Mast, Coretha M. Rushing and Paul J. Springman (the “Existing CIC Agreements”) if the executive consents by November 2, 2008; otherwise, each non-consenting executive’s Existing CIC Agreement will not be renewed and will terminate at the end of the current five-year term.

If the New CIC Agreements with Messrs. Adrean, Mast and Springman and Ms. Rushing had previously been in effect, they would not have materially increased the amounts reported in the Company’s 2008 proxy statement as payable to them in connection with a change in control.

Amendments to Richard Smith and William Canfield Employment Agreements.  The amendments to the employment agreements for Messrs. Smith and Canfield change the definition of “annual bonus” for the purpose of calculating the executive’s termination compensation to reflect a recent Internal Revenue Service ruling holding that employment contracts generally do not satisfy Section 162(m) of the Code with respect to performance-based compensation requirements for Company expense deductions when the contract provides for a “deemed” satisfaction of the executive’s performance goals in the event of the executive’s termination.

Under Mr. Smith’s agreement, in the event of his separation of service as defined under Section 409A of the Code, or a Change in Control of the Company followed by Mr. Smith’s termination by the Company other than for Cause, Disability or death, or his voluntary termination for Good Reason (as such terms are defined in the agreement), he will receive, among other payments previously disclosed, (i) a cash payment for accrued annual bonus equal to the highest annual bonus earned under the Company’s executive bonus plan with respect to the three calendar years immediately preceding the date of termination, pro rated for the number of days in the current fiscal year through the date of termination; and (ii) a severance payment equal to his highest annual bonus earned under the executive bonus plan with respect to the three calendar years immediately preceding the year of termination (times a multiple of three in a Change of Control event).

Previously, Mr. Smith’s annual incentive-based payment was calculated based on (1) pro rated annual bonus earned for the year in which the termination occurs and (2) a severance payment of one year’s target bonus; in a Change in Control event, the severance payment included the greater of (i) the highest annual bonus paid to him or paid but deferred under the annual incentive plan, (ii) any earned, but unpaid, bonus accrued for his benefit under the annual incentive plan, or (iii) his highest target annual bonus under the annual incentive plan, whether or not earned, in each case with respect to the three calendar years immediately preceding the year in which the date of termination occurs (times a multiple of three).

Mr. Smith’s employment agreement also was amended (i) in accordance with the rules under Section 409A of the Code, to add a six-month delay in payment of termination compensation in the event that he is subject to Section 409A at the time of his termination, and to restrict the timing for payment of any tax gross-up amounts that may become due under the arrangement; (ii) to reflect his current minimum base annual salary of $1.45 million; (iii) to reflect the current term which runs through September 19, 2010, subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 12 months prior to the applicable anniversary date; and (iv) to incorporate the terms of Mr. Smith’s existing change in control agreement as modified for the annual incentive-based payment changes noted in the previous paragraph.

Mr. Canfield’s employment agreement was amended to provide that if he terminates his employment with the Company for Good Reason (as defined in the agreement), he will receive the highest annual bonus earned under the executive incentive plan with respect to the three calendar years immediately preceding the year in which such termination occurs for a three-year continuation period, payable over the continuation period.  Previously, the annual bonus calculation was calculated based on Mr. Canfield’s target annual incentive compensation (based on estimated targeted incentive compensation for the year of termination).

New CIC Agreements for Lee Adrean, Kent Mast, Coretha Rushing and Paul Springman.  Lee Adrean, Kent Mast, Coretha Rushing and Paul Springman (along with all other executive officers, except Messrs. Smith and Canfield) are expected to execute the same form of New CIC Agreement by November 2, 2008; if the executive declines, he or she will be notified prior to the expiration date of their agreement (ranging from 2010 to 2013) that such agreement will not be renewed and the only available coverage will be that provided by the then-current form of change in control agreement.  As with the Prior CIC Agreements, the New CIC Agreements provide that each executive will be an at-will employee of the Company entitled to receive certain payments and benefits in the event of an employment termination after a change in control of the Company.

As noted above, executive benefits under the New CIC Agreements are comparable to those provided under the Prior CIC Agreements.  The changes primarily:  (i) change the initial term of the agreement from five years, with automatic renewal thereafter for successive five-year periods unless notice of non-renewal is given by the Company at least 60 days prior to January 1 of a given renewal year, to an initial term of three years with similar renewal provisions; (ii) to refine or clarify certain definitions contained in the prior Agreements (such as “Cause,” “Good Reason” and include a cure period for the Company for unintended triggering of the New CIC Agreements; (iii) clarify that in a Change in Control event, the executive will receive a lump sum severance payment based on up to five years additional credit under the Supplemental Retirement Plan, but not also under the qualified defined benefit retirement plan; (iv) add a six-month delay in payment in the event that the executive is subject to Section 409A of the Code at the time of termination; (v) add release of claims, one-year non-compete, non-disparagement and confidentiality provisions in favor of the Company; (vi) in accordance with the rules under Section 409A of the Code, restrict the timing for any tax gross-up amounts that may become due under the agreements; (vii) require the executive to prevail on at least one material claim to recover his or her legal fees and expenses in a lawsuit brought to enforce the executive’s rights under the New CIC Agreement; and (viii) change the calculation of the bonus portion of the severance payment in the same manner described above for Messrs. Smith and Canfield.

Copies of the amendments to the employment agreements for Mr. Smith and Mr. Canfield are attached hereto as Exhibits 10.1 and 10.2, respectively.  The form of New CIC Agreement (Tier I or Tier II) is attached hereto as Exhibit 10.3.  The foregoing summary is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3.

Item 8.01.  Other Events.

The Governance Committee of the Company’s Board of Directors, which consists of entirely independent Board members, on September 16, 2008, conducted its three-year independent director evaluation of the Company’s Amended and Restated Shareholder Rights Agreement dated as of October 14, 2005 (“Rights Plan”), pursuant to Section 28 of the Rights Plan.  The Governance Committee concluded, after review of all relevant factors, including, among others, the current state of the merger and acquisition market, developments in academic studies of rights plans and shareholder opinions of similar shareholder rights plans, that the Rights Plan continues to serve the best interests of the Company and all of its shareholders. Accordingly, the Governance Committee recommended and the Board resolved to maintain the Rights Plan in its current form.  The Governance Committee will conduct its next review of the Rights Plan not later than October 2011.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and restated Employment Agreement dated September 23, 2008, by and between Equifax Inc. and Richard F. Smith

10.2

Amendment dated September 23, 2008, by and between TALX Corporation and William W. Canfield, to Employment Agreement dated September 1, 1996, by and between TALX Corporation and William W. Canfield (Exhibit 10.12 to TALX Corporation Form 10-K filed May 31, 2006, incorporated by reference to Exhibit 10.21 to Amendment No. 2 to TALX Corporation Registration Statement on Form S-1 (File No. 333-10969), as further amended by that certain letter dated February 1, 2007 (the form of which is filed as Exhibit 10.51 to TALX Corporation Form 8-K filed April 13, 2007)

10.3	Form of New Change in Control Agreement (Tier I or Tier II)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
Chief Legal Officer

Date: September 26, 2008

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description

10.1	Amended and restated Employment Agreement dated September 23, 2008, by and between Equifax Inc. and Richard F. Smith

10.2

Amendment dated September 23, 2008, by and between TALX Corporation and William W. Canfield, to Employment Agreement dated September 1, 1996, by and between TALX Corporation and William W. Canfield (Exhibit 10.12 to TALX Corporation Form 10-K filed May 31, 2006, incorporated by reference to Exhibit 10.21 to Amendment No. 2 to TALX Corporation Registration Statement on Form S-1 (File No. 333-10969), as further amended by that certain letter dated February 1, 2007 (the form of which is filed as Exhibit 10.51 to TALX Corporation Form 8-K filed April 13, 2007)

10.3	Form of New Change in Control Agreement (Tier I or Tier II)